MELA IV Sched 7/99 MASTER EQUIPMENT LEASE AGREEMENT SCHEDULE
LESSEE: Digital Lightwave, Inc.	LESSOR: CIT TECHNOLOGIES CORPORATION
Street Address: 15550 Lightwave Drive	Address: 1830 West Airfield Drive DFW Airport, Texas 75261
City/State/Zip: Clearwater, Florida 33760	Lease Number:
SCHEDULE NO.____007______ WHICH INCORPORATES BY REFERENCE MASTER EQUIPMENT LEASE AGREEMENT DATED October 15, 1999 BETWEEN LESSOR AND LESSEE SELLER:
Qty.	Mfr.	Equipment Type	Model/ Feature	Description	Serial Number	Stipulated Loss Value Amount	Rental Payment
				See Exhibit “A” attached hereto and made a part hereof.

Initial Term: The Lease Term for each leased item commences on the Commencement Date and continues for 24 months after the first Rental Payment Due Date.				STIPULATED LOSS VALUE AMOUNT		$2,828,244.00	$167,057.50
Equipment Location: 15550 Lightwave Drive Clearwater, Florida 33760

Advance Rent:        $167,057.50

(Months: 1 )

Lessee shall pay Lessor Advance Rent (if specified above) for the Equipment promptly after execution of this Schedule.  Advance Rent shall be credited to Lessee’s first Rental Payment hereunder, and any excess Advance Rent shall be credited to Lessee’s final Rental Payment(s).

Special Terms: YES ____ (See Special Terms attached) NO X

Lessee selects a fair market value purchase option and a fair rental value renewal option.                                            YES _X__    NO _____

Lessee selects a fixed price purchase option of _____ of the Total Purchase Price, and a fixed price renewal option of n/a____% of the periodic Rental Payment.                                         YES _____    NO __X___

Rental Payment:          $167,057.50

The First Rental Payment shall consist of the sum of the following:  one (1) Rental Payment; Advance Rent (if any); an amount equal to 1/30th of the Rental Payment multiplied by the number of days from and including the Commencement Date to, but excluding, the First Rental Payment Due Date.

THE TERMS AND CONDITIONS OF THE FOREGOING OPTIONS AND OTHER IMPORTANT PROVISIONS ARE SET FORTH IN THIS SCHEDULE.

First Rental Payment Due Date:  The first day of the month immediately following the month in which the Commencement Date for the last leased item to be installed under this Equipment Schedule occurs (the Last Commencement Date).  However, if the Last Commencement Date falls on the first day of the month, that date will be the First Rental Payment Date.

Subsequent Rental Payment Due Date: The 1st day of each month

Latest Commencement Date:  November  11, 2002

THIS SCHEDULE SHALL BE GOVERNED BY THE TERMS AND CONDITIONS OF THE MASTER EQUIPMENT LEASE AGREEMENT REFERENCED BY THE LEASE NUMBER SPECIFIED ABOVE (AGREEMENT) BY AND BETWEEN LESSEE, AS LESSEE, AND LESSOR OR AT&T CAPITAL CORPORATION OR ANY AFFILIATE OR SUBSIDIARY THEREOF, AS LESSOR, AND THE TERMS AND CONDITIONS SET FORTH HEREIN.  PURSUANT TO SUCH TERMS AND CONDITIONS (WHICH LESSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS), LESSEE AGREES TO LEASE FROM LESSOR (AS SPECIFIED BELOW) AND LESSOR AGREES TO LEASE TO LESSEE THE ABOVE REFERENCED EQUIPMENT.  IT IS FURTHER UNDERSTOOD AND AGREED THAT THE TERMS AND CONDITIONS OF THIS SCHEDULE MAY BE DIFFERENT FROM THE TERMS AND CONDITIONS OF PRIOR SCHEDULES.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A OF THE UCC AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE THAT MAY LIMIT OR MODIFY THE LESSOR’S RIGHTS AS DESCRIBED IN THE AGREEMENT, THIS SCHEDULE OR ANY OTHER FUNDAMENTAL AGREEMENT (AS DEFINED IN THE AGREEMENT).

THIS SCHEDULE, THE MASTER EQUIPMENT LEASE AGREEMENT REFERENCED BY THE LEASE NUMBER SPECIFIED ABOVE (AGREEMENT) AND ALL OTHER FUNDAMENTAL AGREEMENTS (AS DEFINED IN THE AGREEMENT) EXECUTED BY BOTH LESSOR AND LESSEE CONSTITUTE THE ENTIRE AGREEMENT BETWEEN LESSOR AND LESSEE RELATING TO THE LEASING OF THE ABOVE REFERENCED EQUIPMENT AND SUPERSEDE ALL PRIOR AGREEMENTS RELATING THERETO, WHETHER WRITTEN OR ORAL, AND MAY NOT BE AMENDED OR MODIFIED EXCEPT IN A WRITING SIGNED BY THE PARTIES HERETO.

DIGITAL LIGHTWAVE, INC.

CIT TECHNOLOGIES CORPORATION

Lessee

Lessor

By:______________________________________________________________

By:_____________________________________________________________

           (Lessee Authorized Signature)

             (Lessor Authorized Signature)

________________________________________________________________

________________________________________________________________

                                         (Type/Print Name and Title)

               (Type/Print Name and Title)

Date:___________________________________________________________

Date:____________________________________________________________

H:\shuppent\LEASE\DOCS\Digital LW Schedule 007R.doc

The terms and conditions shall apply to the Fair Market Value Purchase Option and Fair Rental Value Renewal Option on the first page of this Schedule; provided, however, that if Lessee selects this option, the Tax Indemnity provision set forth in Section 4 below shall apply to this Schedule.

Capitalized terms used in this Schedule that are not otherwise defined herein shall have the meanings ascribed to them in the Master Equipment Lease Agreement (“Agreement”) identified on the first page of this Schedule.  The terms and conditions of this Schedule shall prevail over any conflicting or inconsistent terms and conditions in the Agreement and/or any amendments thereto entered into prior to the execution of this Schedule.

1.

FAIR MARKET VALUE PURCHASE AND RENEWAL OPTIONS.

(a)  If this option has been selected, no Event of Default exists, no event has occurred and is continuing which with notice or the lapse of time, or both, would constitute an Event of Default, and Lessee delivers to Lessor an irrevocable written election notice at least one hundred twenty (120) days prior to the expiration of the Applicable Term, Lessee shall have the following purchase and renewal options:  (i) Lessee may purchase all (but not less than all) of the Equipment at the end of the Applicable Term at Fair Market Value (as defined below); or (ii) Lessee may renew this Schedule for a Renewal Term of not less than twelve (12) months to be agreed upon by Lessor and Lessee at Fair Rental Value (as defined below); provided, however, that the foregoing renewal option may not be exercised if Lessor reasonably determines that there has been a material adverse change in Lessee’s business or financial condition since the Commencement Date; and provided further, that if Lessee decides not to purchase the Equipment or renew this Schedule at the end of the Applicable Term, it shall provide Lessor with irrevocable written notice thereof at least one hundred twenty (120) days prior to the expiration of the Applicable Term and return the Equipment to Lessor in accordance with Section 17 of the Agreement.

(b)  If Lessee elects to purchase the Equipment, it shall pay Lessor the Fair Market Value amount prior to the expiration of the Applicable Term, and Lessee shall make all other payments required hereunder during the remaining Term of this Schedule.  If Lessee elects to renew this Schedule, Lessee and Lessor shall enter into a supplement to this Schedule to confirm the applicable Fair Rental Value amount and the length of the applicable Renewal Term.

(c)  Should Lessee fail to:  (i) provide Lessor with the one hundred twenty (120) day notice required above; or (ii) pay Lessor the Fair Market Value amount as specified above; or (iii) return the Equipment to Lessor in accordance with Section 17 of the Agreement, the Applicable Term shall be extended for successive one hundred twenty (120) day periods until Lessee returns the Equipment to Lessor in accordance with Section 17 of the Agreement, or Lessor terminates this Schedule by ten (10) days’ written notice to Lessee.  In the event this Schedule is extended pursuant to the preceding sentence, Lessee shall continue to pay Lessor either the periodic Rental Payments in effect prior to the expiration of the Applicable Term, or the Fair Rental Value (as defined below), whichever is greater, and all other provisions of the Agreement and this Schedule (including Lessee’s purchase and renewal options value) shall continue to apply.

(d)  Fair Rental Value and Fair Market Value for the Equipment shall be determined by agreement of Lessor and Lessee, or, at Lessee’s sole expense, by an independent appraiser selected by Lessor.  Fair Rental Value means the periodic amount which would be payable for the Equipment in an arm’s length transaction between an informed and willing Lessee and an informed and willing Lessor, neither under compulsion to lease.  Fair Market Value means the total price that would be paid for the Equipment in an arm’s length transaction between an informed and willing buyer (other than a used equipment dealer) under no compulsion to buy and an informed and willing seller under no compulsion to sell.  In determining Fair Rental Value or Fair Market Value, the costs of removing the Equipment from the Equipment Location and moving it to a new location shall not be deducted from its value.

(e)  If Lessee elects to purchase the Equipment, and has completely fulfilled the terms and conditions of the Agreement and this Section 1, then on the last day of the Applicable Term:  (i) this Schedule shall terminate and, except as provided in Section 24 of the Agreement, Lessee shall be relieved of all obligations under this Schedule; and (ii) Lessee shall be entitled to Lessor’s interest in the Equipment “AS IS, WHERE IS,” and without any warranty, express or implied from Lessor, other than the absence of any liens by, through or under Lessor.

2.

STIPULATED LOSS VALUE.

For purposes of this Schedule, the Stipulated Loss Value of the Equipment shall be determined by multiplying the applicable Stipulated Loss Value Percentage (as specified in the SLV Table that is incorporated herein by reference by the listing thereon of the Lease Number and Schedule Number specified on the front of this Schedule) as of the due date of the last Rental Payment due immediately prior to the date of the Loss or the Event of Default, as applicable, by the Stipulated Loss Value Amount set forth on the first page of this Schedule.

3.

TAX INDEMNITY.

(a)  If the Fair Market Value Purchase Option and Fair Rental Value Renewal Option has been selected, Lessor intends to take accelerated cost recovery deductions (“Recovery Deductions”) under Sections 167(a) and 168(b)(1) of the Internal Revenue Code of 1986, as amended (“Code”), and accelerated depreciation deductions under applicable state law (“Depreciation Deductions”).  Accordingly, Lessee makes the following representations, warranties and covenants:  (i) at the time Lessee accepts the Equipment pursuant to Section 3 of the Agreement, the Equipment will have been “placed in service” within the meaning of Sections 167 and 168 of the Code; (ii) the Stipulated Loss Value Amount set forth on the first page of this Schedule shall qualify for Recovery Deductions and Depreciation Deductions (with the exception of any items that are excluded by specific language on the first page of this Schedule and any increase in the Stipulated Loss Value Amount that is attributable to any accrued interest under a Financing Agreement); (iii) neither Lessee, any of its affiliates, nor any of its successors, sublessees or assigns was, is, or will become a tax-exempt entity described in Section 168(h)(2) of the Code at any time during the Term of this Schedule or the five (5) years preceding the Commencement Date; and (iv) at no time during the Term of this Schedule will Lessee (or any of its successors, sublessees or assigns) take any action or fail to take any action (whether or not such act or omission is otherwise required by the Agreement) that results in a loss, reduction, deferral, recapture or other unavailability to Lessor of any part of the Recovery Deductions or Depreciation Deductions.  If, because of a breach of this Section 4(a), Recovery Deductions or Depreciation Deductions are lost, reduced, deferred, recaptured or otherwise made unavailable to Lessor (a “Tax Loss”), Lessee shall, upon demand by Lessor, promptly pay damages to Lessor.  The amount of such damages shall be the amount necessary to provide Lessor with a Net Economic Return (as defined in Section 4(b) below) equal to the net Economic Return that Lessor would have realized if it had not suffered a Tax Loss.  A loss or damage to the Equipment will constitute a breach of this Section 4(a) if it does not result in the payment of the Lessor’s Return described in Section 12 of the Agreement.

(b)  Any damages required by Section 4(a) above shall be in the amount necessary to provide Lessor a net after-tax yield, net after-tax cash flow and net after-tax book earnings (“Net Economic Return”) equal to the net Economic Return Lessor would have realized with respect to the transaction contemplated by this Schedule if a Tax Loss had not occurred, assuming Lessee would fulfill all of its obligations hereunder, and shall be based upon the same assumptions and pricing analysis used by Lessor in determining the amount of the periodic Rental Payment then in effect.  Without limiting the generality of the foregoing, it shall be irrefutably presumed that all income of Lessor for any year is subject to tax at the highest then applicable federal income tax rate generally applicable to corporations, and that Lessor has sufficient taxable income to offset all deductions arising hereunder.

(c)  With respect to any damages or adjustments calculated by Lessor as set forth above (“Calculation Amount”), at the request and expense of Lessee, Lessor shall submit the assumptions and calculations underlying any such Calculation Amount to Lessor’s independent certified public accountants for verification of the maintenance of Lessor’s Net Economic Return.  Such accountants’ determination that the Calculation Amount does or does not maintain Lessor’s Net Economic Return (and, in the case of the latter, such accountants’ determination of the adjusted amount that would so maintain such Net Economic Return), shall be binding upon Lessor and Lessee.  Lessee agrees that any information provided to such accountants by Lessor constitutes private, proprietary and confidential property of Lessor, and that no person other than Lessor and such accountants shall be entitled to access thereto.

4.

SECURITY INTEREST.

If the Fair Market Value Purchase Option and Fair Rental Value Renewal Option has been selected, Lessor and Lessee intend the transaction described in this Schedule to be a true lease, and Lessee hereby authorized Lessor to file a financing statement to give public notice of Lessor’s ownership of the Equipment.  If such transaction is deemed by a court of competent jurisdiction to be a lease intended for security, Lessee grants Lessor and its assigns a purchase money security interest in the Equipment and in all attachments, accessories, additions, substitutions, products, replacements, rentals and proceeds (including insurance proceeds) therefrom as well as a security interest in any other Equipment financed pursuant to the Agreement or any other agreement between Lessor and Lessee (collectively, “Collateral”).  Lessee shall execute and timely deliver to Lessor financing statements or any other documents Lessor deems necessary to perfect or protect Lessor’s security interest in the Collateral.  Lessor or Lessor’s agent may file as a financing statement any lease document (or copy thereof, where permitted by law) Lessor deems necessary to perfect or protect Lessor’s security interest in the Collateral.  If Lessee fails to execute any such document , Lessor or Lessor’s agent is hereby authorized to file any of the foregoing signed only by Lessor or Lessor’s agent.

There shall be three (3) signed Counterparts of this Schedule.  To the extent that this Schedule constitutes chattel paper (as that term is defined in the UCC), a security interest may only be created in, and perfected by possession of, one Counterpart marked “Original”; all other Counterparts shall be duplicates.

5.

SOFTWARE.

Lessee and Lessor acknowledge that the Equipment on a Schedule may include certain software (“Software”) in which Lessor and Lessee have no ownership or other proprietary rights.  Where required by the Software owner or manufacturer, Lessee shall enter into a license or other agreement for the use of the Software.  Any Software agreement shall be separate and distinct from the Agreement and any Schedule, and Lessor shall not have any rights or obligations thereunder unless otherwise agreed.  In the event the Rent on a Schedule includes an amount attributable to the financing by Lessor of Lessee’s fee for use of the Software, Lessee agrees that such amounts shall be deemed Rent hereunder.

6.

FINANCING OF ADDITIONS.

If Lessee intends to finance any addition or technical modification to the Equipment, Lessee shall, in writing, provide Lessor with the terms under which it hopes to obtain the financing.  If Lessor does not, within 20 days after receiving Lessee’s request, offer to finance the addition upon the terms requested by Lessee, Lessee may obtain offers from third parties and shall notify Lessor of the details of any third party financing offer Lessee would like to accept (Third Party Offer).  If Lessor has not made a financing offer to Lessee on terms substantially similar to the Third Party Offer within 10 days of receiving Lessee’s notice, Lessee may accept the Third Party Offer unless:  (a) the aggregate cost to Lessee of obtaining financing from the Third Party Offer is greater than the aggregate cost under Lessor’s financing offer; (b) the Third Party Offer would create a security interest in, or a lien on, the Equipment; or (c) the addition is not otherwise permitted under this Agreement.

7.

MAINTENANCE CERTIFICATION.

The Equipment must be deinstalled by the manufacturer, qualified for the manufacturer’s maintenance agreement and be returned to Lessor within one week of deinstallation.  In the event of a delay in returning the Equipment to Lessor, Lessee shall provide Lessor with a manufacturer’s maintenance certification valid for the entire certification period.

8.

FACSIMILE COPIES.

Lessee hereby agrees and acknowledges that (a) in any hearing, trial or proceeding of any nature with respect to this Schedule, Lessor may produce a facsimile copy of this document rather than the original copy thereof and that such facsimile copy shall be deemed to be the original, and (b) it has received and reviewed all of the pages of this Schedule and that none of its provisions are missing or illegible.